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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Technical Olympic USA, Inc.


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 31, 2001, except for Note 1 and Note 5, as to which the date is June 25, 2002, relating to the consolidated financial statements of Technical Olympic USA, Inc., which is contained in that Prospectus.


We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
Los Angeles, California


November 11, 2002